[AIM INVESTMENTS LOGO APPEARS HERE]
--Registered Trademark--
11 Greenway Plaza, Suite 100
Houston, TX 77046-1173
713-626-1919


A I M Advisors, Inc.


   March 29, 2006

   Board of Trustees
   AIM Investment Funds
   11 Greenway Plaza, Suite 100
   Houston, Texas 77046-1173

   Re: Initial Capital Investment In New Portfolios Of
       AIM Investment Funds (The "Fund")

   Ladies and Gentlemen:

   We are purchasing shares of the Fund for the purpose of providing initial investment for four new investment portfolios of the Fund. The purpose of this letter is to set out our understanding of the conditions of and our promises and representations concerning this investment.

   We hereby agree to purchase shares equal to the following dollar amount for each portfolio:

   FUND                                                         AMOUNT         DATE
   ----                                                        --------   --------------
   INITIAL INVESTMENT

   AIM China Fund - Class A Shares                              $10.00    March 29, 2006
   AIM China Fund - Class B Shares                              $10.00    March 29, 2006
   AIM China Fund - Class C Shares                              $10.00    March 29, 2006
   AIM China Fund - Institutional Class Shares                  $10.00    March 29, 2006

   AIM Enhanced Short Bond Fund - Class A Shares                $10.00    March 29, 2006
   AIM Enhanced Short Bond Fund - Class C Shares                $10.00    March 29, 2006
   AIM Enhanced Short Bond Fund - Class R Shares                $10.00    March 29, 2006
   AIM Enhanced Short Bond Fund - Institutional Class Shares    $10.00    March 29, 2006

   AIM International Bond Fund - Class A Shares                 $10.00    March 29, 2006
   AIM International Bond Fund - Class B Shares                 $10.00    March 29, 2006
   AIM International Bond Fund - Class C Shares                 $10.00    March 29, 2006
   AIM International Bond Fund - Institutional Class Shares     $10.00    March 29, 2006

   AIM Japan Fund - Class A Shares                              $10.00    March 29, 2006
   AIM Japan Fund - Class B Shares                              $10.00    March 29, 2006
   AIM Japan Fund - Class C Shares                              $10.00    March 29, 2006
   AIM Japan Fund - Institutional Class Shares                  $10.00    March 29, 2006

March 29, 2006
Page 2


FUND                                                         AMOUNT         DATE
----                                                        --------   --------------
SEED MONEY

AIM China Fund - Class A Shares                             $750,000   March 30, 2006
AIM China Fund - Class B Shares                             $750,000   March 30, 2006
AIM China Fund - Class C Shares                             $750,000   March 30, 2006
AIM China Fund - Institutional Class Shares                 $750,000   March 30, 2006

AIM Enhanced Short Bond Fund - Class A Shares               $750,000   March 30, 2006
AIM Enhanced Short Bond Fund - Class C Shares               $750,000   March 30, 2006
AIM Enhanced Short Bond Fund - Class R Shares               $750,000   March 30, 2006
AIM Enhanced Short Bond Fund - Institutional Class Shares   $750,000   March 30, 2006

AIM International Bond Fund - Class A Shares                $750,000   March 30, 2006
AIM International Bond Fund - Class B Shares                $750,000   March 30, 2006
AIM International Bond Fund - Class C Shares                $750,000   March 30, 2006
AIM International Bond Fund - Institutional Class Shares    $750,000   March 30, 2006

AIM Japan Fund - Class A Shares                             $750,000   March 30, 2006
AIM Japan Fund - Class B Shares                             $750,000   March 30, 2006
AIM Japan Fund - Class C Shares                             $750,000   March 30, 2006
AIM Japan Fund - Institutional Class Shares                 $750,000   March 30, 2006

We understand that the initial net asset value per share for each portfolio named above will be $10.00.

We hereby represent that we are purchasing these shares solely for our own account and solely for investment purposes without any intent of distributing or reselling said shares. We further represent that disposition of said shares will only be by direct redemption to or repurchase by the Fund.

We further agree to provide the Fund with at least three days' advance written notice of any intended redemption and agree that we will work with the Fund with respect to the amount of such redemption so as not to place a burden on the Fund and to facilitate normal portfolio management of the Fund.

Sincerely yours,

A I M ADVISORS, INC.


/s/ Mark H. Williamson
-------------------------------------
Mark H. Williamson
President